UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      May 21, 2015__

Commercial Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                  (419) 294-5781_              _

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Company held its Annual Meeting of Shareholders. The matters voted upon at the Annual Meeting included the election of three (3) Class III Directors for the Company, to serve a term expiring in 2018, and the ratification of the appointment of Plante & Moran, PLLC, as the Company’s independent registered public accounting firm for 2015.

The Company’s nominees to serve as Class III Directors were Dr. John W. Bremyer, Mark E. Dillon, and Stanley K. Kinnett. All three nominees were elected as Class III Directors of the Company. The results of the election were as follows:

Name	For	Withheld	Broker
			Non-Vote

Dr. John W. Bremyer	353,358	5,246	238,652
Mark E. Dillon	351,110	7,494	238,652
Stanley K. Kinnett	341,885	16,719	238,652

The shareholders ratified, on a non-binding basis, the Audit Committee’s appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2015. The results of the voting were as follows:

For	Against

593,910	3,346

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc.
(Registrant)

Date May 27, 2015	/s/ David J. Browne
David J. Browne, Corporate Secretary